Exhibit (a)(7)
                  FORM OF AFFIDAVIT OF LOSS



                      AFFIDAVIT OF LOSS




     The Undersigned (hereinafter called "Deponent"), being sworn, deposes and says that:

     (1)  Deponent is an adult whose mailing address is




and is the Optionee of a certain Stock Option grant or grants issued by General Employment Enterprises, Inc. ("Issuing Corporation")and accepted by Optionee in a certain stock option agreement or agreements under the General Employment Enterprises, Inc. 1995 Stock Option Plan, the General Employment Enterprises, Inc. 1997 Stock Option Plan and the General Employment Enterprises, Inc. 1999 Stock Option Plan, as amended, that are as follows:

Grant            Date Last  Date         Options      Options  Option
Date  Plan Name  Amended    Exercisable  Outstanding  Vested   Price








     (2) Deponent further says that the aforesaid stock option agreement or agreements, as amended, (hereinafter called the "Original," whether one or more), have been lost, stolen, destroyed or misplaced under the following circumstances:




     (3) Deponent has made or caused to be made, diligent search for Original, and has been unable to find or recover same, and states that Deponent was the unconditional owner of Original at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Original nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than Deponent has any right, title, claim, equity or interest in, to, or respecting Original or the proceeds thereof.

     (4) Deponent makes this affidavit for the purpose of requesting and inducing the Issuing Corporation and its agents to accept for cancellation the aforesaid stock option grants under the terms of an Offer to Exchange Outstanding Stock Options dated August 21, 2002, in substitution for the Original.

     (5) Deponent agrees that if said Original should ever come into Deponent's hands, custody or power, Deponent will immediately and without consideration, surrender Original to Issuing Corporation.

     (6)  Signed, sealed and dated:


     _____________________________     ____________________________
             (Date)                        Signature of Deponent



Sworn to and subscribed before me
this _____ day of ____________, 2002.



_______________________
    Notary Public
(Affix Notarial Seal)



My Commission expires:

______________________

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